AleAnna, Inc. Reports Third Quarter 2026 Results
AleAnna, Inc. Reports Substantial Quarter-Over-Quarter Growth in Revenue, Net Income, and Adjusted EBITDA1

DALLAS – November 12, 2026 – AleAnna, Inc. ("AleAnna" or "the Company") (NASDAQ: ANNA) today is pleased to announce strong financial and operational results for the third quarter of 2026.

Highlights:
•Net income increased substantially to $6.2 million and revenue more than doubled to $20.5 million compared to the second quarter of 2026, driven by robust growth in gas production and significantly stronger realized prices.
•Operating income increased nearly fivefold to $9.4 million and Adjusted EBITDA¹ nearly tripled to $12.2 million, compared to the second quarter of 2026.
•Average daily net sales gas production in the third quarter increased to approximately 274 kSmc/d (AleAnna Working Interest) compared to the second quarter of 2026 supported by well optimization.
•Development continued on Longanesi’s permanent facilities and construction progressed at Gradizza, reinforcing the growth potential of AleAnna’s Italian gas portfolio.
•Glen Cayley joined the Board of Directors of AleAnna. Glen is a seasoned upstream energy executive with extensive experience in exploration, field development and production operations, and is ideally placed to assist AleAnna with its ambitious growth program.

Management Commentary
Marco Brun, Chief Executive Officer, remarked on AleAnna’s recent accomplishments: “AleAnna delivered excellent results for the third quarter of 2026, with substantially higher net income, revenue more than doubling and Adjusted EBITDA nearly tripling compared with the second quarter of 2026. Robust growth in production and stronger gas prices translated into a marked improvement in earnings, demonstrating the growing contribution of the Company’s Italian gas business. These achievements reflect both the strength of the producing asset and the benefits of targeted well optimization.

Building on this strong performance, AleAnna is advancing the development of its projects to support the next phase of growth. The Company’s ambition is clear: expand production, realize the potential of its Italian gas portfolio and create long-term shareholder value through disciplined investment and focused execution."

1 This is a non-GAAP financial measure. Refer to Non-GAAP Performance Measures and Definitions for further details.

Financial Results Summary

	Q3 2026	Q3 2025	Q2 2026	9M 2026	9M 2025	LTM	Quarterly average LTM
Average daily working interest production (kSmc/d)	273.9	276.0	189.9	227.8	230.4	226.8	226.8
Working interest production (MMSmc)	25.2	25.4	17.3	60.6	33.2	82.8	20.7
Realized weighted average gas price ($/Smc)	0.79	0.42	0.55	0.63	0.42	0.56	0.56
Revenue ($m)	20.5	11.2	10.2	40.1	15.9	49.2	12.3
Revenue conventional ($m)	19.9	10.6	9.5	38.2	13.9	46.7	11.7
Net income ($m)	6.2	5.3	3.8	13.4	2.6	13.7	3.4
Operating income ($m)	9.4	5.7	1.9	15.0	2.7	15.2	3.8
Adjusted EBITDA¹ ($m)	12.2	6.3	4.1	20.6	3.6	23.6	5.9
Net income margin	30%	47%	37%	33%	17%	28%	28%
Adjusted EBITDA margin¹	59%	56%	41%	51%	22%	48%	48%

"Smc” means standard cubic meter; “kSmc/d” means thousands of standard cubic meters per day; and “MMSmc” means millions of standard cubic meters.

Robust production growth and stronger prices drive substantial earnings improvement
•Robust growth in Longanesi sales gas production and stronger realized prices drove substantial revenue growth. Production from ten strings throughout the quarter and targeted well optimization supported the increase in average daily output compared to the second quarter of 2026.
•Revenue growth outpaced increases in royalties and operating costs, resulting in higher operating income and Adjusted EBITDA¹.
•The quarter reflected the earnings benefit of higher production in a stronger gas price environment.
•Net income margin represented 30.3% of revenue, while Adjusted EBITDA margin¹ was 59.4%, compared with 40.6% in the second quarter of 2026.

Earnings substantially exceed the average of the last four quarters
•For the twelve months ended September 30, 2026, AleAnna reported revenue of $49.2 million and net income of $13.7 million.
•In the third quarter of 2026, net income of $6.2 million exceeded the average of $3.4 million for the last four quarters. The average includes the third quarter of 2026.

Longanesi supports growth and advances permanent infrastructure
•Longanesi is the principal contributor to AleAnna’s robust quarterly growth with average gross production reaching more than 800 kSmc/d, and strong plant uptime.
•Development of permanent production facilities continued with the joint venture partner and operator, with the permanent infrastructure expected to further enhance operations and support the concession’s long-term development.

Gradizza advances the operated production portfolio
•Gradizza advanced during the quarter, with construction and baseline environmental monitoring progressing toward AleAnna’s first wholly owned and operated producing asset.
•The project represents a strategic opportunity and is expected to expand the Company’s Italian production base.

Advancing a promising portfolio of development opportunities
•Beyond Longanesi and Gradizza, AleAnna actively advanced preparations across its wider Italian project portfolio for future development.

•In October 2026, environmental compliance work at Fornace was completed and preparatory activities included rig identification and tender documentation for civil works and drilling, with further authorization still required.
•Environmental compliance work and other permit applications progressed for several permits, supporting the identification and preparation of future investment opportunities.

About AleAnna
AleAnna is a technology-driven energy company, focused on growing gas production in Italy and helping drive Italy’s energy future. Further details can be found on our website at www.aleannainc.com/AboutAleAnna.
Forward-Looking Statements
The information included herein contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements, other than statements of present or historical fact included herein regarding AleAnna’s future operations, financial position, plans and objectives are forward-looking statements. These include, among others, statements regarding expected production levels, the completion and anticipated benefits of the permanent production facilities at Longanesi, the development of and receipt of remaining authorizations for Gradizza and Fornace, the advancement of AleAnna’s wider Italian project portfolio, and the sufficiency of AleAnna’s cash resources. AleAnna’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements, which speak only as of the date made. A list and descriptions of these risks, uncertainties and other factors can be found in AleAnna’s most recent Annual Report on Form 10-K, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in AleAnna’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). SEC filings are available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, AleAnna disclaims any duty to update any forward-looking statements, all expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof.

Investor Relations Contact
Ivan Ronald
ironald@aleannagroup.com
Website
https://www.aleannainc.com/

ALEANNA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026 AND SEPTEMBER 30, 2025

	For the Three Months Ended September 30,		For the Nine Months Ended, September 30,
	2026	2025	2026	2025

Revenues	$20,512,904	$11,224,868	$40,071,540	$15,899,878

Operating expenses (income):
Cost of revenues	2,936,293	2,155,189	5,954,423	3,295,105
Lease operating expense	2,281,793	654,092	5,424,978	1,748,500
General and administrative	4,017,088	2,071,051	10,295,162	7,185,948
Depreciation and depletion	1,810,542	582,604	3,870,972	885,140
Accretion and remeasurement of asset retirement obligation	54,204	33,318	(497,333)	98,519
Total operating expenses	11,099,920	5,496,254	25,048,202	13,213,212

Operating income	9,412,984	5,728,614	15,023,338	2,686,666

Other income:
Interest and other income	139,079	146,655	427,355	538,291
Total other income	139,079	146,655	427,355	538,291

Income before income taxes	9,552,063	5,875,269	15,450,693	3,224,957
Income tax expense	(3,333,538)	(556,592)	(2,033,699)	(600,987)
Net income	6,218,525	5,318,677	13,416,994	2,623,970
Net income attributable to noncontrolling interests	(2,416,741)	(2,004,779)	(5,183,752)	(967,268)
Net income attributable to Class A Common stockholders	$3,801,784	$3,313,898	$8,233,242	$1,656,702

Other comprehensive (loss) income
Currency translation adjustment	$(333,205)	$716,316	$(1,715,055)	$4,797,503
Comprehensive income	5,885,320	6,034,993	11,701,939	7,421,473
Comprehensive income attributable to noncontrolling interests	(2,284,774)	(2,729,530)	(4,512,075)	(3,286,011)
Total comprehensive income attributable to Class A Common stockholders	$3,600,546	$3,305,463	$7,189,864	$4,135,462

Weighted average shares of Class A Common Stock outstanding, basic and diluted	40,960,842	40,615,773	40,840,312	40,631,315
Net income per share of Class A Common Stock, basic and diluted	$0.09	$0.08	$0.20	$0.04

ALEANNA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
AS OF SEPTEMBER 30, 2026 AND DECEMBER 31, 2025

	September 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$25,474,351	$31,826,830
Restricted cash	1,260,782	1,304,129
Accounts receivable	8,025,589	1,959,001
Prepaid expenses and other assets	5,029,939	1,528,622
Total Current Assets	39,790,661	36,618,582

Non-current assets:
Natural gas and other properties, successful efforts method, net of accumulated depreciation and depletion of $5,913,206 and $2,932,984, respectively	51,562,184	42,553,580
Renewable natural gas properties, net of accumulated depreciation of $767,807 and $508,583, respectively	10,310,354	10,744,121
Value-added tax receivable	9,118,938	9,589,576
Operating lease right-of-use assets	100,094	1,790,461
Deferred tax assets	1,761,504	—
Total Non-current Assets	72,853,074	64,677,738
Total Assets	$112,643,735	$101,296,320

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$15,140,130	$6,776,384
Income tax payable	4,195,215	417,568
Lease liability, short-term	76,076	200,419
Contingent consideration liability, short-term	16,615,215	11,576,846
Total Current Liabilities	36,026,636	18,971,217

Non-current Liabilities:
Asset retirement obligation	3,065,287	4,507,921
Deferred tax liability	866,923	897,812
Lease liability, long-term	—	1,588,243
Contingent consideration liability, long-term	—	16,651,065
Total Non-current Liabilities	3,932,210	23,645,041
Total Liabilities	39,958,846	42,616,258

Commitments and Contingencies

Stockholders’ Equity:
Class A Common Stock, par value $0.0001 per share, 150,000,000 shares authorized, 40,980,797 and 40,659,881 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	4,098	4,066
Class C Common Stock, par value $0.0001 per share, 70,000,000 shares authorized, 25,994,400 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	2,599	2,599
Additional paid-in capital	230,943,142	228,640,286
Accumulated other comprehensive loss	(4,984,766)	(3,941,388)
Accumulated deficit	(181,015,601)	(189,248,843)
Noncontrolling interest	27,735,417	23,223,342
Total Stockholders’ Equity	72,684,889	58,680,062
Total Liabilities and Stockholders’ Equity	$112,643,735	$101,296,320

Non-GAAP Performance Measures and Definitions
In addition to amounts presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we also present certain supplemental non-GAAP financial measures. We believe that the presentation of non-GAAP financial measures provides both management and investors with a greater understanding of our operating results and trends in addition to the results measured in accordance with GAAP and provides greater comparability across time periods. These measures should not be considered a substitute for GAAP basis measures, nor should they be viewed as a substitute for operating results determined in accordance with GAAP. The non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures used by other companies. Our non-GAAP measures are reconciled to net income, the most directly comparable GAAP performance measure.
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
EBITDA is a supplemental non-GAAP financial measure defined as net income (loss) adjusted for interest and other income, income taxes, depreciation and depletion. Our definition of Adjusted EBITDA differs from EBITDA because we further adjust non-GAAP EBITDA for stock-based compensation expense and the remeasurement of asset retirement obligations, and other one-off activity, when applicable. The purpose of presenting Adjusted EBITDA is to adjust for items that we do not believe represent the operations of the core business such as transaction expenses, share-based compensation, and other non-recurring costs. Adjusted EBITDA margin corresponds to the ratio between Adjusted EBITDA and revenue.

The following table is a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin:

Amounts in USD	Q3 2026	Q3 2025	Q2 2026	9M 2026	9M 2025	LTM	Quarterly average LTM
Net Income	6,218,525	5,318,677	3,798,948	13,416,994	2,623,970	13,675,092	3,418,773
Add (deduct):
Interest and other income	(139,079)	(146,655)	(148,439)	(427,355)	(538,291)	(1,131,963)	(282,991)
Income tax (benefit)/expense	3,333,538	556,592	(1,737,236)	2,033,699	600,987	2,696,108	674,027
Depreciation and depletion	1,810,542	582,604	881,978	3,870,972	885,140	5,919,313	1,479,828
EBITDA	11,223,526	6,311,218	2,795,251	18,894,310	3,571,806	21,158,550	5,289,638
Add (deduct):
Remeasurement of asset retirement obligation	—	—	—	(639,575)	—	(639,575)	(159,894)
Stock compensation expense	952,241	—	1,347,671	2,350,943	—	3,125,163	781,291
Adjusted EBITDA	12,175,767	6,311,218	4,142,922	20,605,678	3,571,806	23,644,138	5,911,035
Net income margin	30%	47%	37%	33%	17%	28%	28%
Adjusted EBITDA margin	59%	56%	41%	51%	22%	48%	48%